Exhibit 2.7

EXECUTION

Dated July 2, 2020

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

as Issuer

and

DB TRUSTEES (HONG KONG) LIMITED

as Trustee

TRUST DEED

constituting

U.S.$300,000,000 2.125 per cent. Bonds due 2025

Table of Contents

Contents		Page
1	Interpretation	1
2	Amount of the Bonds and Covenant to Pay	5
3	Form of the Bonds	6
4	Stamp Duties and Taxes	7
5	Application of Moneys Received by the Trustee	8
6	Covenants	9
7	Remuneration and Indemnification of the Trustee	14
8	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	15
9	Trustee Liable for Gross Negligence	22
10	Waiver and Proof of Default	22
11	Trustee not Precluded from Entering into Contracts	23
12	Modification	23
13	Appointment, Retirement and Removal of the Trustee	23
14	Currency Indemnity	24
15	Communications	25
16	Governing Law and Jurisdiction	26
17	Counterparts	26
18	Entitlement to Treat Holders as Owners	26
19	Trustee Powers to be Additional	26
20	Entire Agreement	26
	Schedule 1 Part A Form of Global Certificate	27
	Schedule 1 Part B Form of Certificate	33
	Schedule 2 Terms and Conditions of the Bonds	62
	Schedule 3 Provisions for Meetings of Bondholders	63
	Schedule 4 Form of Compliance Certificate	69

i

This Trust Deed is made on July 2, 2020 between:

(1)	New Oriental Education & Technology Group Inc. (the “Issuer”);

(2)

DB Trustees (Hong Kong) Limited (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed including, if applicable, any Successor (as defined below)).

Whereas:

(A)	The Issuer, incorporated in the Cayman Islands with limited liability, has authorised the issue of U.S.$300,000,000 2.125 per cent. Bonds due 2025 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: The following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as amended, varied, novated or supplemented from time to time, and includes any other agreements related to it approved in writing by the Trustee appointing Successor Agents or amending, varying, novating or supplementing any such agreements;

“Agents” means the Principal Paying Agent, the Registrar, any other Paying Agents and the Transfer Agent or any of them and shall include such other agent or agents as may be appointed from time to time under the Agency Agreement, and references to Agents are to them acting solely through their specified offices;

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which the Issuer is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction;

“Bondholder” means a person in whose name a Bond is registered in the register of Bondholders (or, in the case of joint holders, the first named thereof). For so long as all of the Bonds are represented by a Global Certificate and such Global Certificate is held on behalf of Euroclear and Clearstream, each person who is for the time being shown in the records of Euroclear and Clearstream as entitled to a particular principal amount of such Bonds shall be treated as the holder of such aggregate principal amount of such Bonds (and the expression “Bondholders” and references to “holding of Bonds” and to “holder of Bonds” shall be construed accordingly) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the holders) other than with respect to the payment of principal, premium (if any) and interest on such Bonds, for which purpose the registered holder of the Global Certificate shall be deemed to be the holder of such principal amount of the Bonds;

“Bonds” means the U.S.$300,000,000 2.125 per cent. Bonds due 2025 of the Issuer which expression shall, if the context so permits, include the Global Certificate representing the Bonds and unless the context requires otherwise, include any further bonds issued in accordance with Condition 13 and consolidated and forming a single series therewith;

“Business Day” means a day, other than a Saturday or a Sunday or a public holiday, on which banks are open for business in Beijing, Hong Kong, Singapore, London and New York City;

“Capital Stock” has the meaning set out in Condition 4;

“Certificate” means a certificate representing one or more Bonds and, save as provided in the Conditions, comprising the entire holding by a Bondholder of his Bonds and, save in the case of the Global Certificate, being substantially in the form set out in Part A of Schedule 1;

“Clearstream” means Clearstream Banking S.A.;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Compliance Certificate” has the meaning set out in Condition 4 and means a certificate substantially in the form set out in Schedule 4;

“Conditions” means the terms and conditions which shall be substantially in the form set out in Schedule 2, as modified, with respect to any Bonds represented by the Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate and any reference to a particularly numbered Condition shall be construed accordingly;

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of the Issuer.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person;

“Directors” means members of the management board, supervisory board or general managers’ meeting of the Issuer from time to time;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means an event described in Condition 9;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“FSMA” means the United Kingdom’s Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Part A of Schedule 1 representing Bonds that are registered in the name of a nominee of the common depositary for Euroclear, Clearstream and/or any other clearing system;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Business Day” means a day, other than a Saturday or a Sunday or a public holiday, on which banks are open for business in Hong Kong;

“Issuer Audited Financial Reports” means the annual audited consolidated statement of profit or loss and other comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows of the Issuer and its Controlled Entities together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them;

“Issuer Quarterly Financial Statements” means the quarterly unaudited consolidated balance sheet, income statement, statement of cash flows and statements of changes in owners’ equity of the Issuer and its Controlled Entities together with any statements, reports and the notes attached to or intended to be read with any of them, if any.

“Issuer Semi-annual Financial Reports” means the semi-annual unaudited but reviewed consolidated balance sheet, income statement, statement of cash flows and statements of changes in owners’ equity of the Issuer and its Controlled Entities together with any statements, reports (including any auditors’ review reports) and the notes attached to or intended to be read with any of them, if any.

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment in accordance with the Conditions, (c) those which have become void or in respect of which claims have become prescribed and (d) those which have been purchased and cancelled as provided in the Conditions, provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) the determination of how many and which Bonds are outstanding for the purposes of Conditions 9, 12(a), 12(b) and 14 and Schedule 3 and (3) the exercise of any discretion, power or authority whether contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of any of the Issuer or any of their respective Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying Agents” means the Principal Paying Agent and any other Paying Agents appointed pursuant to the Agency Agreement, at their respective specified offices, or any Successor Paying Agent;

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, which for the purpose of this Trust Deed, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“Principal Controlled Entities” has the meaning set out in Condition 4;

“Principal Paying Agent” means Deutsche Bank AG, Hong Kong Branch at its specified office at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, or any Successor Principal Paying Agent;

“Rating Agencies” means (i) Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors (“S&P”); (ii) Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”); (iii) Fitch Inc., a subsidiary of Fimalac, S.A., and its successors (“Fitch”); and (iv) if one or more of S&P, Moody’s or Fitch shall not make a rating of the Bonds publicly available, any United States nationally recognised securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P, Moody’s or Fitch or any combination thereof, as the case may be.;

“Registrar” means Deutsche Bank AG, Hong Kong Branch, or any Successor Registrar; “Relevant Indebtedness” has the meaning set out in Condition 4;

“Relevant Period” means (a) in relation to the Issuer Audited Financial Reports, each period of twelve months ending on the last day of the Issuer’s financial year (being 31 May of that financial year), (b) in relation to the Issuer Semi-annual Financial Reports, each period of six months ending on the last day of the Issuer’s respective first half financial year (being 30 November of that financial year) and (c) in relation to the Issuer Quarterly Financial Statements, the first and third quarter of the Issuer’s respective financial year (being 1 June to 31 August and 1 December to end of February of that financial year);

“SEHK” means The Stock Exchange of Hong Kong Limited;

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office notified in writing to the Trustee and notified to Bondholders pursuant to Clause 6.12;

“Subsidiary” has the meaning set out in Condition 4;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 6.12;

“this Trust Deed” means this Trust Deed (as from time to time amended, varied, novated and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so amended, varied, novated and/or supplemented) and expressed to be supplemental to this Trust Deed;

“Transfer Agent” means the Transfer Agent appointed under the Agency Agreement, or any Successor Transfer Agent; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

1.2.2	“U.S.$” and “U.S. dollar” is to the lawful currency for the time being of the United States;

1.2.3	Clauses are references to Clauses of this Trust Deed unless otherwise stated; and

1.2.4

an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights includes references to the action, remedy or method of judicial proceedings in jurisdictions other than Hong Kong as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5

Contracts (Rights of Third Parties) Act 1999: Except as otherwise provided for in this Trust Deed, no person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy which exists or is available apart from such Act and is without prejudice to the rights of the Bondholders as contemplated in the Conditions.

1.6

The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning when used in this Trust Deed.

1.7

Amended Documents: Save where the contrary is indicated, any reference in this Trust Deed to any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

1.8

Time: Unless otherwise expressly stated, all references in this Trust Deed, the Conditions and the Agency Agreement to times of the day are to Hong Kong time, and wherever this Trust Deed, the Conditions, the Agency Agreement or any other relevant document contemplates that any action will be taken or any function will be performed by the Trustee, such action or function shall, unless otherwise expressly stated, be taken or performed during business hours on days (other than Saturdays, Sundays and public holidays) on which banks are open for business in Hong Kong.

1.9

Statutory Modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification of re-enactment.

2	Amount of the Bonds and Covenant to Pay

2.1	Amount of the Bonds: The aggregate principal amount of the Bonds is limited to U.S.$300,000,000.

2.2

Covenant to Pay: The Issuer will on any date when any Bonds become due to be redeemed unconditionally pay to or to the order of the Trustee in U.S. dollars in same day funds the principal amount of the Bonds becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment of a court of competent jurisdiction) unconditionally pay to or to the order of the Trustee interest on the principal amount of the Bonds outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Bonds made to or to the order of the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 9 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 6.10), except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3	Discharge:

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law or regulation:

(i)

to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(ii)

to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently (provided that such notice shall not be deemed to apply to any documents and records which the relevant Agent is obligated not to release by any applicable law or regulation); and

2.4.2

by notice in writing to the Issuer, require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, the proviso (1) set out in Clause 2.2 above shall cease to have effect.

2.5

Cancellation of Bonds: Within 14 business days of a written request from the Trustee, the Issuer should procure a certificate of cancellation to the Trustee detailing all Bonds redeemed, converted or purchased by the Issuer. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Bonds or payment of interest thereon respectively and of cancellation of the relevant Bonds and is entitled to rely upon the certificate with no liability therefor.

3	Form of the Bonds

3.1

The Global Certificate: Upon issue, the Bonds will be evidenced by a Global Certificate in registered form in the principal amount of U.S.$ 300,000,000 which shall be registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream and will be exchangeable for individual Certificates only in the circumstances set out in the Conditions.

3.2

Form of Certificates: The Certificates in definitive form, if issued, will be printed in accordance with applicable legal and stock exchange requirements and will be substantially in the form set out in Part B of Schedule 1 and endorsed with the Conditions.

3.3

Status: The Bonds are direct, unsubordinated, unconditional and unsecured obligations of the Issuer and will at all times rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable law and regulations, and subject to the Conditions, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

3.4

Signature: The Bonds shall be signed manually or in facsimile by a Director of the Issuer duly authorised for the purpose or by a duly authorised attorney of the Issuer. Certificates shall be authenticated manually by or on behalf of the Registrar. Bonds represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer. In relation to Certificates in definitive form only, the Issuer may use a facsimile signature of a person who at the date of this Trust Deed is such a Director or duly authorised attorney even if at the issue of any Bonds he no longer holds that office.

4	Stamp Duties and Taxes

4.1

Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary, transfer or other similar taxes and duties, assessments or government charges, including interest and penalties thereon or in connection therewith, payable in Cayman Islands, Hong Kong, PRC or any other jurisdiction in which the Issuer is incorporated or resident for tax purposes or any political subdivision or authority therein or thereof having power to tax in respect of the creation, issue, offering, execution or enforcement of the Bonds, and the execution or delivery of this Trust Deed, the Agency Agreement or the Bonds. The Trustee shall not be liable to pay any such taxes, duties, assessments or government charges payable in the aforementioned jurisdictions and shall not be concerned with, or obligated or required to enquire into, the sufficiency of any amount paid by the Issuer for this purpose and shall not be liable for any losses as a result of any non-payment by the Issuer of any such taxes, duties, assessments or government charges. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, transfer, documentary or other similar taxes, duties, assessments or government charges paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders to enforce the Issuer’s obligations under this Trust Deed, the Agency Agreement or the Bonds.

4.2

Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to Cayman Islands, Hong Kong or the PRC any such authority of or in such territory then the Issuer will notify the Trustee as soon as practicable after it becomes aware and (unless the Trustee agrees otherwise) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to Cayman Islands, Hong Kong or the PRC or references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Bonds will be read accordingly.

5	Application of Moneys Received by the Trustee

5.1

Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2):

5.1.1

first, in payment or satisfaction of all fees, costs, charges and, expenses properly incurred and liabilities incurred by the Trustee and its Appointees (including without limitation remuneration payable to any of them) in carrying out its functions and/or exercising its rights, powers and discretions under this Trust Deed, the Agency Agreement and the Bonds;

5.1.2

secondly, in payment or satisfaction of all fees, costs, charges, expenses and liabilities properly incurred by each Agent in carrying out its duties, discretions or functions under or in connection with the Agency Agreement and all other amounts payable to the Agents under or in connection with this Trust Deed or in connection with the Bonds but unpaid;

5.1.3	thirdly, in payment of any amounts owing in respect of the Bonds pari passu and rateably;

5.1.4	fourthly, payment of any amounts due and payable (if any) to the Agents under the Agency Agreement but unpaid; and

5.1.5	fifthly, in payment of any balance to the Issuer.

If the Trustee holds any moneys in respect of Bonds which have become void or in respect of which claims have become prescribed, the Trustee will hold them on these trusts.

5.2

Accumulation: If the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Bonds under Clause 5.1 shall be less than 10 per cent. of the principal amount of the Bonds then outstanding the Trustee may at its sole discretion place the same on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. The Trustee may at any time convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise, unless such loss results from the Trustee’s gross negligence, willful default or fraud. The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 5.1. For the avoidance of doubt, the Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this Clause 5.2 in eligible investments or otherwise.

5.3

Investment: If the Trustee elects to place moneys held by it on deposit in accordance with Clause 5.2 into a that bank or institution and that bank or institution is the Trustee or a subsidiary, affiliate, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at the then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such account into any other currency, and will not be responsible for any resulting loss from any such investments or deposits, whether by depreciation in value, change in exchange rates or interest rates or otherwise and shall not be liable for obtaining a return thereon which is less than the return which may have been obtained if the relevant investment was made in another form and/or with another institution.

6	Covenants

So long as any Bond is outstanding (unless provided otherwise below):

6.1

Negative Pledge: So long as any Bond remains outstanding, the Issuer will not and will ensure that none of its Principal Controlled Entities will, create, or have outstanding, any Lien upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness either of the Issuer or of any of its Principal Controlled Entities, or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto (i) according to the Bonds equally and ratably the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (ii) such other security as shall be approved by an Extraordinary Resolution of the Bondholders.

The foregoing restriction will not apply to:

6.1.1	any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

6.1.2

any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Issuer or a Principal Controlled Entity after the date of the Trust Deed which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Issuer or a Principal Controlled Entity;

6.1.3	any Lien created or outstanding in favor of the Issuer;

6.1.4

any Lien in respect of Relevant Indebtedness of the Issuer or any Principal Controlled Entity with respect to which the Issuer or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Issuer or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

6.1.5

any Lien created in connection with Relevant Indebtedness of the Issuer or any Principal Controlled Entity denominated in RMB and initially offered, marketed or issued primarily to Persons resident in the PRC;

6.1.6	any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

6.1.7

any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause 6.1.2 or clause 6.1.6; provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets (other than improvements, additions and appurtenances thereto).

6.2

Financial Statements and Notices of Default: So long as any Bond remains outstanding (as defined in this Trust Deed), the Issuer shall make available to the Trustee, as soon as they are available but in any event not more than 30 calendar days after any financial or other reports of the Issuer are filed with the New York Stock Exchange, or if the Issuer’s Capital Stock is no longer listed on the New York Stock Exchange, any other recognised exchange on which the Issuer’s Capital Stock is at any time listed for trading, true and correct copies of any financial or other report filed with such exchange; provided that if at any time the Capital Stock of the Issuer ceases to be listed for trading on a recognised stock exchange, the Issuer shall send to the Trustee:

6.2.1

as soon as practicable after they are available and in any event not more than 120 calendar days after the end of each Relevant Period, two copies of the Issuer Audited Financial Reports (audited by an internationally or nationally recognised firm of independent accountants), and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants, together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate; and

6.2.2

as soon as practicable after they are available and in any event not more than 90 calendar days after the end of each Relevant Period, two copies of the Issuer Unaudited Financial Reports (reviewed by an internationally or nationally recognised firm of independent accountants) prepared on a basis consistent with Issuer Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate; and;

6.2.3

as soon as practicable after they are available and in any event not more than 60 calendar days after the end of each Relevant Period, two copies of the Issuer Quarterly Financial Statements prepared on a basis consistent with Issuer Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate.

In addition, so long as any Bond remains outstanding (as defined in this Trust Deed), the Issuer will provide to the Trustee within 120 calendar days after the close of each fiscal year ending after the Issue Date and within 14 days of any request therefor from the Trustee, a Compliance Certificate of the Issuer (on which the Trustee may rely conclusively as to such compliance and shall not be liable to any Bondholder or any other person for such reliance), substantially in the form set out in Schedule 4.

So long as any of the Bonds remain outstanding (as defined in this Trust Deed), the Issuer will file with the Trustee, as soon as possible and in any event within 10 calendar days after the Issuer becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes, or which, after notice or lapse of time or both, would become, an Event of Default and a director’s certificate of the Issuer setting forth the details thereof and the action the Issuer is taking or proposes to take with respect thereto.

6.3	NDRC Registration:

6.3.1

the Issuer undertakes to file or cause to be filed with the NDRC the requisite information and documents within the timeframe prescribed by the NDRC after the Issue Date (as defined under Condition 5) in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (國家發展改革委關於推進企業發行外債備案登記制管理改革的通知(發改外資[2015]2044 號)) issued by the NDRC and which came into effect on 14 September 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC from time to time (the “NDRC Post-issue Filing”). The Issuer will notify the Trustee if it does not file or cause to be filed such documents within this timeframe and such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete the NDRC Post-issue Filing.

6.3.2

the Issuer shall within 10 PRC Business Days after submission of such NDRC Post-issue Filing provide the Trustee with a copy of the document(s) evidencing due filing with the NDRC. The Trustee shall have no obligation or duty to monitor and ensure the completion of the NDRC Post-issue Filing on or before the deadline referred to above or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the NDRC Post-issue Filing, and shall not be liable to the Bondholders or any other person for not doing so.

6.4	Consolidation, Merger and Sale of Assets:

the Issuer shall not consolidate with or merge into any other Person in a transaction in which the Issuer is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless:

6.4.1

any Person formed by such consolidation or into which the Issuer is merged or to whom the Issuer has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the Cayman Islands, British Virgin Islands or Hong Kong and such Person expressly assumes by supplemental trust deeds all of the Issuer’s obligations under the Trust Deed, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

6.4.2

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

6.4.3

the Issuer has delivered to the Trustee an officers’ certificate and an opinion of external legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental trust deeds comply with the Trust Deed and that all conditions precedent therein provided for relating to such transaction have been complied with.

6.5

Books of Account: keep, and procure that each of its Controlled Entities keeps, proper books of account and, so far as permitted by applicable law, rules, regulations or orders issued by any regulatory authorities having competent jurisdiction over the Issuer, allow, and procure that each such Controlled Entity will allow the Trustee and anyone appointed by it access to its books of account at all reasonable times during normal business hours;

6.6

Notice of Events of Defaults: file with the Trustee, as soon as possible and in any event within 10 calendar days after the Issuer becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes, or which, after notice or lapse of time or both, would become, an Event of Default and a director’s certificate of the Issuer setting forth the details thereof and the action the Issuer is taking or proposes to take with respect thereto;

6.7

Information: the Issuer will, so far as permitted by applicable law, rules, regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer, give or procure to be given to the Trustee such opinions (including any legal opinions or the opinions of any other professional advisors), certificates, evidence and information as it requires in such form as it shall require or as addressed to it or in its opinion considered necessary to perform its functions and/or exercise its duties, trusts, authorities, rights, powers and discretions under this Trust Deed, the Agency Agreement or the Conditions or by operation of law;

6.8

Certificate of Directors: the Issuer will send to the Trustee, within 120 days of its annual audited financial statements of the Issuer being made available to its members, and also within 14 days of any request by the Trustee, a certificate of the Issuer signed by any one of its Directors that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer (i) whether the Directors have knowledge of any Event of Default under Condition 9 that had occurred during the previous year that is then continuing and, if so, specifying such Event of Default and giving details of it; and (ii) the Issuer has complied with all their obligations under this Trust Deed and the Bonds, with such certificates being substantially in the form set out in Part A of Schedule 4. The Trustee need not call for further evidence and shall not be liable to any Bondholder or any other person and shall not be responsible for any liability that may be occasioned by acting or not acting on such a certificate;

6.9

Notices to Bondholders: if it is permitted by any applicable law, rules (including, but not limited to, the Rules Governing the Listing of Securities on the SEHK), regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer, the Issuer will send to the Trustee not less than five Hong Kong Business Days prior to the date of publication in any other circumstances, the form of each notice to be given to Bondholders and, once given, a copy of each such notice, such notice to be in a form approved by the Trustee (such approval not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA). The failure of the Trustee to provide its approval shall not preclude the Issuer from giving any notice required by the Conditions, applicable law or regulation. For the avoidance of doubt, the Trustee shall not be concerned with, nor shall it be obligated or required to enquire into, the sufficiency or accuracy of the contents of such notices and shall not be liable to Bondholders or any other person for any such approval by the Trustee;

6.10

Further Acts: so far as permitted by applicable law, rules, regulations and orders issued by any regulatory authorities having competent jurisdiction over the Issuer, the Issuer will do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed, the Agency Agreement and the Bonds;

6.11

Notice of Late Payment: as soon as practicable and in any event within three Business Days of request by the Trustee, the Issuer will give notice to the Bondholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

6.12

Listing and Trading: the Issuer will use all reasonable endeavours to maintain the listing of the Bonds on the SEHK but, if it is unable to do so, having used all reasonable endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, instead use all reasonable endeavours to obtain and maintain a listing of the Bonds and the admission to trading of the Bonds on another stock exchange selected by the Issuer and notified in writing to the Trustee and the Bondholders. The Issuer will provide an officers’ certificate to the Trustee certifying that the maintenance of such listing or admission to trading is unduly onerous and that the listing of the Bonds and admission to trading of the Bonds on another stock exchange shall not be materially prejudicial to the Bondholders;

6.13

Change in Agents: the Issuer will give prompt notice to the Bondholders in accordance with Condition 7(d) of any termination or appointment or change of any Agent or of any change by an Agent of its specified office;

6.14

Bonds Held by Issuer etc.: the Issuer will send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any one of its respective Directors stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or its Controlled Entities, and the Trustee may rely conclusively on any such certificate;

6.15

Compliance: the Issuer will comply with, perform and observe, and will procure each of its agents to comply with, perform and observe, all the provisions of this Trust Deed, the Agency Agreement, the Bonds and the Conditions relating to any Bonds which are expressed to be binding on it and to perform and observe the same.

6.16	Notice of Non-Payment: the Principal Paying Agent will notify the Trustee if payment is not made as provided in the Agency Agreement;

6.17	Maintain Agents: the Issuer will maintain a Principal Paying Agent, a Registrar and a Transfer Agent in accordance with the Conditions;

6.18

Inspection: the Issuer shall procure that the Principal Paying Agent will make copies of the Trust Deed and the Agency Agreement available for inspection by the Bondholders at the specified office for the time being of the Principal Paying Agent;

6.19	Rating Downgrade: on notice from the Issuer of any downgrade in the ratings of the Bonds, the Trustee may advise the Bondholders of any such downgrade.

6.20

Information Collection and Sharing: the Issuer will, as soon as reasonably practicable but in any event within ten Hong Kong Business Days upon a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Bonds as the Trustee reasonably requests for the purposes of the Trustee’s compliance with Applicable Law and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of the forms, documentations or other information provided by the Issuer is inaccurate in any material respect; provided, however, the Issuer shall not be required to provide any forms, documentation or other information pursuant to this clause to the extent that (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer within the prescribed time frame using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

7	Remuneration and Indemnification of the Trustee

7.1

Normal Remuneration: So long as any Bond is outstanding, the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as the Issuer and the Trustee may from time to time agree in writing. Such remuneration will accrue from day to day and be payable (in priority to payments to Bondholders) from the date of this Trust Deed until such time when, all the Bonds having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

7.2

Extra Remuneration: If (i) an Event of Default shall have occurred and if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such additional remuneration as the Trustee and the Issuer may agree (based on such daily or hourly rate as the Issuer and the Trustee may agree) or, failing such agreement, as determined by a financial institution of international repute (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of the Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee will be borne by the Issuer. The determination of such financial institution or person will be conclusive and binding on the Issuer, the Trustee and the Bondholders.

7.3

Expenses: The Issuer will also pay or discharge, within ten Business Days of receipt from the Trustee of a demand letter and the receipts or other evidence of payment, all fees, costs, charges and, expenses properly incurred and liabilities incurred by the Trustee in the preparation and execution of this Trust Deed and the Agency Agreement and the performance of its functions and/or the exercise of its rights, powers and/or discretions under, and in any manner in relation to, this Trust Deed, the Agency Agreement or the Conditions including, but not limited to, legal and travelling expenses and the cost of any agents, delegates and nominees appointed under this Trust Deed and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any legal proceedings or action brought or contemplated by or on behalf of the Trustee against the Issuer to enforce any provision of or resolve any doubt concerning, or for any other purpose in relation to, this Trust Deed, the Agency Agreement or the Conditions.

7.4

Indemnity: Without prejudice to the rights of indemnity by law given to the Trustee, the Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Trustee, its directors, officers, employees, receivers, attorneys, managers and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses, disbursements, and other liabilities whatsoever (“Losses”), including without limitation the legal fees, costs and expenses of legal advisers and other experts, which may be incurred, or may be suffered or brought against such indemnified party as a result of or in connection with (a) their appointment or the execution or involvement hereunder or the exercise of any of their trusts, rights, authorities, discretions, powers or duties hereunder or the taking of any acts in accordance with the terms of this Trust Deed, the Agency Agreement and the Bonds; (b) this Trust Deed, the Agency Agreement and the Bonds; or (c) any instructions or other direction upon which the Trustee may rely under this Trust Deed, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arise from the fraud, wilful default or gross negligence of such indemnified party. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 7.4.

7.5

Gross Up: All payments by the Issuer under this Trust Deed (other than in respect of the Bonds, where the Conditions shall apply) shall be made free of any deduction or withholding, except as required by law, in which case the Issuer shall gross up such payments, so that the net amount received by the Trustee and each other indemnified party is equal to the amount which would otherwise have been receivable by it had no such deduction or withholding been required.

Notwithstanding any other provision under this Agreement, any amounts to be paid by or on behalf of the Issuer in respect of any amount payable under this Trust Deed will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any Treasury regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any legislation, regulations or official guidance implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”).

7.6	Continuing Effect: Clause 7 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or the Trust Deed has been discharged.

7.7

Payment of Expenses: Any costs or payment made by or indemnity payments to the Trustee will be payable or reimbursable on demand and will carry interest at a rate equal to the Trustee’s cost of funds from the date of such demand or from the date of such payment if made prior to such demand.

7.8

Withholding: The Trustee shall be entitled to deduct FATCA Withholding and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding.

8	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 and the Trustee Act 2000 and by way of supplement thereto it is expressly declared as follows:

8.1

Advice: The Trustee may engage and consult, at the cost of the Issuer, with any legal adviser or financial adviser selected by it. The Trustee may act in good faith on the opinion, advice or report of, or information obtained from, any expert (including without limitation any legal advisers, accountants (including the auditors), financial advisers, financial institutions, valuer, surveyor, banker, broker, auctioneer or any other experts), and the Trustee and each of its directors, officers, employees and agents will not be responsible to anyone for any loss occasioned by so acting in good faith, whether such advice is obtained or addressed to the Issuer, the Trustee, any Agent or any other person, and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information. Any such opinion, advice or information may be sent or obtained by letter, electronic communication or fax and the Trustee and each of its directors, officers, employees and agents will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee may rely without liability to Bondholders on any report, confirmation or certificate or any advice of any legal advisers, accountants, financial advisers, financial institution or any other expert, whether or not obtained by or addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

8.2

Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any related document or do anything to find out if an Event of Default or Triggering Event has occurred. Until it has express written notice pursuant to this Trust Deed to the contrary, the Trustee may assume that no Event of Default or Triggering Event has occurred and that the Issuer is each properly and fully performing and complying with all their respective obligations under this Trust Deed, the Agency Agreement and the Bonds.

8.3

Resolutions of Bondholders: The Trustee will not be responsible or liable to any Bondholder or any other person for having acted on a resolution purporting (i) to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or (ii) to be a written resolution made in accordance with paragraph 21 of Schedule 3, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any meeting or that the resolution was not valid or binding on the Bondholders.

8.4

Certificate Signed by Directors: If the Trustee, in the exercise of its functions, rights, powers and/or discretions under this Trust Deed, the Agency Agreement, the Bonds or any other document to which the Trustee is a party in its capacity as such, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as conclusive evidence of that fact or the expediency of that act a certificate signed by any one of the Directors or authorised persons of the Issuer as to that fact or to the effect that, in the opinion of the Issuer that act is expedient and the Trustee need not call for further evidence and will not be responsible or liable to any Bondholder or any other person for any loss occasioned by acting on such a certificate.

8.5

Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

8.6

Discretion: The Trustee will have absolute and unfettered discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience incurred or suffered by any person which may result from their exercise, non-exercise, any delay in such exercise or any delay in giving any direction where the Trustee is seeking such directions or where instructions sought are not provided by the holders of the Bonds. Whenever in this Trust Deed, the Conditions, the Agency Agreement or by law, the Trustee shall have discretion or permissive power, it may decline to exercise the same in the absence of approval by the Bondholders. The Trustee shall not be bound to exercise any discretion or power or act at the request or direction of the Bondholders unless it is first indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may in its opinion render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. None of the Trustee or its directors and officers should be precluded from entering into transactions in the ordinary course of business with any of the other parties or be accountable for the same (including any profit therefrom) to the Bondholders or any person.

8.7

Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, without the permission of another party (provided that the Trustee shall, if practicable, consult with the Issuer prior to any such delegation if it is not in the conduct of its trust business), instead of acting personally, employ and pay (at the cost of the Issuer) an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any Losses incurred by reason of the misconduct, omission or default on the part of such agent.

8.8

Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, without the permission of another party, delegate to any person on any terms (including power to sub-delegate) all or any of its functions. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or be in any way responsible for any liability incurred by reason of any error of judgment, misconduct, omission or default on the part of any such delegate.

8.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

8.10

Forged Certificate and Entry on the Register: The Trustee will not be liable to the Issuer, any Bondholder or any other person by reason of having accepted as valid, not having rejected or relying on a document, any Certificate or any entry on the Register purporting to be such or issued by the clearing system or its operator and later found to be forged or not authentic.

8.11

Confidentiality: Unless ordered to do so by a court of competent jurisdiction or any regulatory body in any jurisdiction or as required by law or regulation, the Trustee shall not be required to disclose to any Bondholder or any other person any financial or other information made available to the Trustee by the Issuer, and no one shall be entitled to take any action to obtain from the Trustee such information, nor shall such information be disclosed to any third party (other than any of the Trustee’s financial, legal or other professional advisers or the Issuer’s accountants and financial, legal or other professional advisers).

8.12

Determinations Conclusive: The Trustee has full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, the Agency Agreement and the Conditions. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind all parties.

8.13

Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method, as at such date and at a rate as may be specified by the Trustee in its absolute discretion. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

8.14

Events of Default: The Trustee may (but is not obliged to) determine whether or not an Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer and the Bondholders. If the Trustee is unable in its absolute discretion to determine whether an Event of Default is capable or incapable of remedy and/or an event is materially prejudicial to the interests of the Bondholders, it may call for and rely on an Extraordinary Resolution of the Bondholders to make such determination and the Trustee shall not be obliged to make any determination unless it has been indemnified and/or secured and/or pre-funded to its satisfaction. The Trustee shall not be responsible or liable for any loss or liability incurred by any person for any loss arising from any such determination or, as the case may be, a failure to make such a determination.

8.15

Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

8.16

Bonds Held by the Issuer etc.: In the absence of express written notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.14) that no Bonds are for the time being beneficially held by or on behalf of the Issuer or its Controlled Entities.

8.17

Responsibility for Agents etc.: If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee appointed under Clauses 8.5, 8.7, 8.8 and 8.9 (an “Appointee”), it will not have any obligation to supervise or monitor the Appointee and the Trustee will not be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee or any director, officer, employee or agent of such Appointee or such substitute. For the avoidance of doubt, notwithstanding any circumstances where any Losses are incurred as a result of any acts or omissions of an Appointee of the Trustee, such acts or omissions shall not affect the rights of the Trustee, its directors, officers, employees and agents to be indemnified by the Issuer under Clause 7 which shall continue to apply.

8.18

Interests of Holders through Clearing Systems: In considering the interests of Bondholders while the Global Certificate is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may call for and rely on any certificate or information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Certificate and may consider such interests as if such accountholders were the holders of the Bonds represented by the Global Certificate.

8.19

Enforcement: In relation to any discretion to be exercised or action to be taken by the Trustee under any transaction document, the Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to the Issuer to declare the Bonds due and payable and/or to enforce the terms of this Trust Deed and the Bonds. However, the Trustee shall not be under any obligation to exercise such discretion or take any such action or proceedings against the Issuer unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least 25 per cent. in principal amount of the Bonds outstanding, and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable and may do so without having regard to the effect of such action on individual Bondholders.

8.20

Documents: The Trustee shall not be liable to the Issuer, any Bondholder or any other person if without gross negligence, wilful default or fraud on its part it has taken or omitted to take any action in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper person.

8.21

Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

8.22	Consent: Any consent or approval to be given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

8.23

Compliance: The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds.

8.24	Error of Judgment: The Trustee shall not be liable for any error of judgment made by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

8.25

Trustee not Responsible: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed, the Bonds or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or the Bonds or any other document relating thereto. In addition, subject to Section 750 and 751 of the Companies Act 2006, notwithstanding anything to the contrary in this Trust Deed, the Bonds or any other document relating thereto, the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions, or be liable to any person for any matter or thing done or omitted in any way, hereunder or thereunder, save to the extent resulting from the gross negligence, wilful default or fraud of the Trustee.

8.26

Responsibility for Statements: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Agency Agreement and any offering document in relation to the Bonds or any other agreement or document relating to the transactions contemplated (and shall be entitled to assume the accuracy and correctness thereof) or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed, the Agency Agreement or under such other agreement or document.

8.27

Legal Opinions: The Trustee shall have no responsibility to Bondholders or any other person in the event that it fails to request, require or receive any legal opinion relating to the Bonds, this Trust Deed, the Agency Agreement or any other relevant document or matter or for the content of any legal opinion. The Trustee shall not be responsible for the content of any legal opinions issued in connection with the Bonds and may rely without liability on the advice of any such legal opinion.

8.28

Freedom to Refrain: Notwithstanding anything else contained herein and other documents to which it is a party, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction, any court order or arbitral award or any directive or regulation or fiscal requirement of any agency or any state or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or which would or might otherwise render it liable to any person or which it would not have the power to do in that jurisdiction and may do anything which is, in its opinion, necessary to comply with any such law, court order, arbitral award, directive or regulation.

8.29

No Obligation to Monitor: The Trustee shall be under no obligation to check or verify the accuracy and correctness of any information provided to it or to monitor or supervise the functions or performance of the Issuer or any other person under this Trust Deed, the Agency Agreement, the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is fully and properly performing and complying with its obligations. For the avoidance of doubt, the Trustee shall be under no obligation to monitor any performance of the Issuer. The Trustee shall not be responsible to Bondholders for any loss arising from any failure to do so.

8.30

Ratings: The Trustee shall have no responsibility whatsoever to the Issuer, any Bondholder or any other person for the maintenance of or failure to maintain any rating of any of the Bonds by any rating agency and the Trustee may rely conclusively on any such confirmation given by a rating agency.

8.31

Consequential Losses: Notwithstanding any other term or provision of this Trust Deed, the Agency Agreement or the Conditions or other documents to which it is a party to the contrary, the Trustee shall not be liable under any circumstances for special or punitive damages, indirect or consequential loss or damages of any kind whatsoever (including without limitation loss of profits), whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, reputation, business opportunity or anticipated saving whether arising directly or indirectly and whether or not foreseeable, even if the Trustee is actually aware or has been advised of the likelihood of such special or punitive damages, indirect or consequential loss or damages and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause 8.31 shall survive the termination of expiry of this Trust Deed and/or the resignation or removal of the Trustee but this Clause 8.31 shall not apply in the event that a court with jurisdiction determines that the Trustee has acted fraudulently or to the extent the limitation of such liability would be precluded by virtue of Sections 750 and 751 of the Companies Act 2006.

8.32

Force Majeure: Notwithstanding anything to the contrary in this Trust Deed, the Conditions or the Agency Agreement, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations or the exercise of its rights hereunder or thereunder if it is prevented from so performing its obligations or exercising its rights by circumstances beyond the control of the Trustee, including without limitation, nationalisation, expropriation, any existing or future law, order or regulation, any existing or future act of governmental authority, supranational or regulatory body, regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations, market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems, natural disasters, pandemics or act of God, flood, fire, war whether declared or undeclared, terrorism, insurrection, revolution, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or the SWIFT system.

8.33

Right to Deduct or Withhold: Notwithstanding anything contained in this Trust Deed or the other transaction documents, to the extent required by any Applicable Law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its own remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than in connection with its own remuneration as herein provided for) in each case, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

8.34

Consolidation, Amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer, or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

8.35

Expenditure of Trustee’s Own Funds: No provision of this Trust Deed, the Agency Agreement or the Conditions shall require the Trustee to do anything which may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authority or discretion hereunder, if it believes that repayment of such funds or satisfactory indemnity and/or security and/or pre-funding against such risk or liability is not assured to it.

8.36

Trustee Not Responsible to Investigate: Each party (including each holder of the Bonds) shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Trustee shall not at any time have any responsibility or liability for the same and no party (including each holder of the Bonds) shall rely on the Trustee in this respect.

8.37

Not Responsible for Listing Obligations: Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer or any other person arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).

8.38

Professional Charge: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for its time, business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed, the Agency Agreement and the Bonds and any incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, the Agency Agreement and the Bonds, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

8.39

Illegality: No provisions of this Trust Deed, the Agency Agreement, or the Conditions shall require the Trustee to (a) do anything which may be illegal or contrary to applicable law or regulation (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), (b) do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, if it believes that repayment of such funds or adequate indemnity against such risk or the liability is not assured to it or it is not indemnified and/or secured and/or pre-funded to its satisfaction against such liability.

8.40

Regulatory Position: Notwithstanding anything in the Trust Deed or any other transaction document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”), unless it is authorised under the SFO to do so.

The Trustee shall have the discretion at any time:

(a)	to delegate any of the functions which fall to be performed by an authorised person under the SFO to any other agent or person which also has the necessary authorisations and licences; and

(b)	to apply for authorisation under the SFO and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

8.41	Reliance on Rating Agency Confirmation: The Trustee should be able to rely on rating agency confirmations.

8.42

Evaluation of security or indemnity by Trustee: (i) When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in Hong Kong or elsewhere and the risk, however remote, of any award of damages against it in Hong Kong or elsewhere. (ii) The Trustee shall be entitled to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

9	Trustee Liable for Gross Negligence

Section 1 of the Trustee Act 2000 shall not apply to any function or duties of the Trustee in relation to the trusts constituted by this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, having regard to the provisions of this Trust Deed conferring on it any powers, authorities or discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty. In the case of any inconsistency between the Trustee Acts 1925 and 2000 and this Trust Deed, the provisions of this Trust Deed shall prevail to the fullest extent provided or permitted by law. In the case of any inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purpose of that Act.

10	Waiver and Proof of Default

10.1

Waiver: The Trustee may (but shall not be obliged to), without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed, the Agency Agreement or the Conditions, provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Bondholders. Unless the Trustee otherwise agrees, any such waiver, authorisation or determination will be notified by the Issuer to the Bondholders as soon as practicable.

10.2

Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

10.3

Any such waiver or authorisation may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Bondholders and, unless the Trustee otherwise agrees, any such waiver or authorisation will be notified by the Issuer to the Bondholders as soon as practicable.

11	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as trustee, depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

12	Modification

12.1

Modification: The Trustee may (but shall not be obliged to) agree without the consent of the Bondholders to any modification to the Conditions or any provisions of this Trust Deed or the Agency Agreement which is, in its opinion, of a formal, minor or technical nature or is made to correct a manifest error or to comply with any mandatory provision of law. The Trustee may also so agree without the consent of the Bondholders to any modification to the Conditions or any of the provisions of this Trust Deed or the Agency Agreement or the Conditions which is in its opinion not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 3 of Schedule 3.

12.2

Any such modification may be subject to such terms and conditions (if any) as the Trustee may determine and will be binding on the Bondholders and, unless the Trustee otherwise agrees, any such modification will be notified by the Issuer to the Bondholders as soon as practicable.

13	Appointment, Retirement and Removal of the Trustee

13.1

Appointment: Subject as provided in Clause 13.2 below, the Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

13.2

Retirement and Removal: Any Trustee may retire at any time on giving at least 45 days’ written notice to the Issuer without giving any reason or being responsible for any costs, charges and expenses occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee, provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use its best endeavours to procure that another trust corporation be appointed as Trustee but if a replacement Trustee is not so appointed by the day falling 30 days after such notice is given, the Trustee shall have the power to appoint (at the cost of the Issuer) a new Trustee or the Trustee may petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to it doing so. If such petition is granted, the Trustee shall notify the Issuer, the Agents and the Bondholders in writing of its resignation.

13.3	Co-Trustees: The Trustee may, despite Clause 13.1, by written notice to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

13.3.1	if the Trustee considers the appointment to be in the interests of the Bondholders;

13.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

13.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

The Issuer shall notify, Standard & Poor’s Rating Services, Fitch Inc., or any other rating agency then rating the Bonds of the appointment of any additional trustee pursuant to this Clause 13.3. Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will as soon as practicable and in any event within 30 days do all things at its own cost as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. The Trustee shall not be obliged to monitor or supervise any such additional Trustee and shall not be responsible or liable for the acts, omissions, negligence, misconduct or fraud of any such additional Trustee. The liability of co-Trustees shall be several and not joint.

13.4

Competence of a Majority of Trustees: If there are more than two Trustees, the majority of them will be competent to perform the Trustee’s functions, provided the majority includes a trust corporation.

13.5

Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided that where it is the sole trustee it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

14	Currency Indemnity

14.1

Currency of Account and Payment: U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

14.2

Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by any Bondholder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer, as applicable, to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

14.3

Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under any Bond, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of these indemnities, it will be sufficient for the Bondholder to demonstrate that it would have suffered a loss had an actual purchase been made.

14.4

Indemnity Separate: The indemnities in this Clause 14 and in Clause 7.4 constitute separate and independent obligations from the Issuer’s other obligations under this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Bondholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Bonds or any other judgment or order. This Clause 14 will continue in full force and effect as regards the Trustee even if it is no longer the Trustee or if this Trust Deed is terminated or expires.

15	Communications

15.1	Notices: Any communication shall be by letter, fax or email:

in the case of the Issuer, to it at:

New Oriental Education & Technology Group Inc.
No. 6 Hai Dian Zhong Street
Haidian District, Beijing 100080
People’s Republic of China

Fax no.:	+(86 10) 6260-5511

Attention:	Zhihui Yang, Chief Financial Officer

Email:	***

and in the case of the Trustee, to it at:

DB Trustees (Hong Kong) Limited
Level 52 International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

Fax no.:	+852 2203 7320

Attention:	The Directors

15.2	All Communications in English: All communications, documents, notices, certificates etc. provided under this Trust Deed or in relation to the Bonds will be in English.

Communications will take effect, in the case of a letter, when delivered, and in the case of fax, when the relevant delivery receipt is received by the sender or, in the case of email, when sent; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following Business Day in such place and in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication (provided that any notice, demand or communication received outside business hours or on a non-Business Day will be deemed to take effect on the next Business Day in the place of receipt). Any communication delivered to any party under this Trust Deed which is sent by fax will be written legal evidence.

16	Governing Law and Jurisdiction

16.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

16.2

Jurisdiction: The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection with this Trust Deed or the Bonds) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (including any legal action or proceedings relating to any non-contractual obligations arising out of or in connection with this Trust Deed or the Bonds) (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

16.3

Waiver of Immunity: To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Issuer agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

16.4

Agent for Service of Process: The Issuer has irrevocably appointed Law Debenture Corporate Services Inc. as its authorised agent at Suite 1301, Ruttonjee House, Ruttonjee Centre,11 Duddell Street, Central, Hong Kong to receive service of process in any proceedings in Hong Kong based on this Trust Deed.

17	Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

18	Entitlement to Treat Holders as Owners

The Trustee should be entitled to treat the holder of any Bond as the absolute owner without the need for further investigation.

19	Trustee Powers to be Additional

The Trustee powers should be additional to any powers under general law or as holder of any of the Bonds.

20	Entire Agreement

Except as agreed by the parties to be amended, restated and/or supplemented from time to time, this Trust Deed contains the whole agreement between the parties relating to the subject matter of this Trust Deed and supersedes any previous written or oral communication between the parties in relation to the matters dealt with in this Trust Deed.

Schedule 1

Part A

Form of Global Certificate

ISIN: XS2188788140

Common Code: 218878814

New Oriental Education & Technology Group Inc.

(incorporated with limited liability in the Cayman Islands)

U.S.$ 300,000,000

2.125 per cent. Bonds due 2025

GLOBAL CERTIFICATE

This Global Certificate is issued in respect of the principal amount specified above of the Bonds (the “Bonds”) of New Oriental Education & Technology Group Inc. (the “Issuer”). This Global Certificate certifies that DB Nominees (Hong Kong) Limited as nominee for the Common Depositary on behalf of Euroclear Bank SA/NV and Clearstream Banking S.A. is registered as the holder of such principal amount of the Bonds at the date hereof.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Bonds (which are in the form set out in Schedule 2 to the Trust Deed (the “Trust Deed”) dated July 2, 2020 between the Issuer, and DB Trustees (Hong Kong) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer for value received, promises to pay to the holder of the Bonds represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Bonds) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Bonds represented by this Global Certificate and to pay interest in respect of such Bonds from the date of issue in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Bonds represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the Bonds represented by this Global Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Bonds represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Bonds represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Bonds represented by this Global Certificate is entitled to payments in respect of the Bonds represented by this Global Certificate.

Transfer of Bonds Represented by Global Certificates

Transfers of the holding of Bonds represented by this Global Certificate pursuant to Condition 2(b) may only be made in part if the Bonds represented by this Global Certificate are held on behalf of Euroclear or Clearstream or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, provided that, in the case of the first transfer of part of a holding pursuant to the above, the holder of the Bonds represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Bonds represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. In such circumstances, the Issuer will cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

Meetings

For the purposes of any meeting of Bondholders, the holder of the Bonds represented by this Global Certificate shall (unless this Global Certificate represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and as being entitled to one vote in respect of each integral currency unit of the currency of the Bonds.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.

Cancellation

Cancellation of any Bond by the Issuer following its redemption or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, but without being obligated to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Accountholder

For so long as all of the Bonds are represented by this Global Certificate and such Global Certificate is held on behalf of a relevant clearing system, each person who is for the time being shown in the records of such relevant clearing system as entitled to a particular principal amount of such Bonds (each an “Accountholder”) (in which regard any certificate or other document issued by such relevant clearing system to the aggregate principal amount of such Bonds standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such aggregate principal amount of such Bonds (and the expression “Bondholders” and references to “holding of Bonds” and to “holder of Bonds” shall be construed accordingly) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the holders) other than with respect to the payment of principal, premium (if any) and interest on such Bonds, for which purpose the Registered Holder of this Global Certificate shall be deemed to be the holder of such principal amount of the Bonds in accordance with and subject to the terms of this Global Certificate and the Trust Deed. Each Accountholder must look solely to the relevant clearing system for its share of each payment made to the Registered Holder of the Global Certificate.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

30

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

New Oriental Education & Technology Group Inc.

By:
(Duly authorised)

Certificate of Authentication

This Global Certificate is authenticated

by or on behalf of the Registrar.

Deutsche Bank Aktiengesellschaft, Hong Kong Branch

(incorporated in the Federal Republic of Germany & members’ liability is limited)

as Registrar
(without warranty, recourse or liability)

By:

Authorised Signatory
For the purposes of authentication only.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[•] principal amount of the Bonds represented by this Global Certificate, and all rights under them.

Dated .......................................
Signed ......................................	Certifying Signature

Notes:

1

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Bonds represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.

2	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

Schedule 1

Part B

Form of Certificate

On the front:

New Oriental Education & Technology Group Inc.

(incorporated with limited liability in the Cayman Islands)

U.S.$ 300,000,000

2.125 per cent. Bonds due 2025

CERTIFICATE

Certificate No. [•]

This Certificate certifies that [•] of [•] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [principal amount] of the Bonds referred to above (the “Bonds”) of New Oriental Education & Technology Group Inc. (the “Issuer”). The Bonds are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer for value received, promises to pay to, or to the order of, the holder of the Bonds represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Bonds) on [the Maturity Date] (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Bonds represented by this Certificate and to pay interest in respect of such Bonds from [the Interest Commencement Date] in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Bonds represented by this Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Bonds represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Bonds represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Bonds represented by this Certificate is entitled to payments in respect of the Bonds represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated [•]

New Oriental Education & Technology Group Inc.

By:
Name:
Title:

Certificate of Authentication

This Certificate is authenticated

by or on behalf of the Registrar.

Deutsche Bank Aktiengesellschaft, Hong Kong Branch

(incorporated in the Federal Republic of Germany & members’ liability is limited)

as Registrar
(without warranty, recourse or liability)

By:

Authorised Signatory
For the purposes of authentication only.

On the back:

Terms and Conditions of the Bonds

TERMS AND CONDITIONS OF THE BONDS

The following, subject to modification and except for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

The issue of the US$300,000,000 2.125 per cent. Bonds due 2025 (the “Bonds” which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 13 and consolidated and forming a single series therewith) of New Oriental Education & Technology Group, Inc. (the “Issuer”) will be constituted by a Trust Deed (as amended, restated, replaced or supplemented from time to time) (the “Trust Deed”) to be dated on or about July 2, 2020 between the Issuer and DB Trustees (Hong Kong) Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for itself and the holders of the Bonds. The Bonds will be the subject of an agency agreement (as amended, restated, replaced or supplemented from time to time) (the “Agency Agreement”) to be dated on or about July 2, 2020 relating to the Bonds between the Issuer, the Trustee, Deutsche Bank AG, Hong Kong Branch as registrar (the “Registrar”), as transfer agent (the “Transfer Agent”) and as initial principal paying agent (the “Principal Paying Agent”), and any other agents named in it. References herein to “Agents” means the Principal Paying Agent, the Registrar, the Transfer Agent and any other agent or agents appointed from time to time with respect to the Bonds. The Bondholders will be entitled to the benefit of, are bound by, and will be deemed to have notice of, all the provisions of the Trust Deed and of those provisions of the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement will be available to Bondholders upon reasonable prior written notice and satisfactory proof of holding at all reasonable times during usual business hours (being between 9:00am and 5:00pm) at the principal place of business of the Principal Paying Agent (presently at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong).

All capitalised terms that are not defined in these terms and conditions (the “Conditions”) will have the meanings given to them in the Trust Deed.

1	Form, Specified Denomination and Title

The Bonds are issued in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The Bonds are represented by registered certificates (“Certificates”) and each Certificate shall represent the entire holding of Bonds by the same holder.

Title to the Bonds shall pass by transfer and registration in the Register as described in Condition 2. The holder of any Bond will (except as required by law) be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on the Certificate representing it or the theft or loss of such Certificate and no person shall be liable for so treating the holder.

In these Conditions, “Bondholder” or “holder” in relation to a Bond means the person in whose name a Bond is registered.

2	Transfers of Bonds

(a)	Register

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside of the United Kingdom and in accordance with the terms of the Agency Agreement, on which shall be entered the names and addresses of the holders and the particulars of the Bonds held by them and of all transfers of the Bonds. Each holder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

(b)	Transfer

Subject to the Agency Agreement and Conditions 2(e) and 2(f) herein, a Bond may be transferred by depositing the Certificate issued in respect of that Bond, with the form of transfer on the back of the Certificate duly completed and signed, at the specified office of the Registrar or any Transfer Agent. In the case of a transfer of part only of a holding of Bonds evidenced by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. In the case of a transfer of Bonds to a person who is already a holder of Bonds, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(c)	Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 2(a) shall be available for delivery within seven business days of receipt of a duly completed form of transfer and surrender of the existing Certificate(s). Delivery of the new Certificate(s) shall be made at the specified office of any Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer and Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post (airmail if overseas) at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent or the Registrar (as the case may be) the costs of such other method of delivery and/or such insurance as it may specify.

In this Condition 2(c), “business day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(d)	Formalities Free of Charge

Certificates, on transfer, shall be issued and registered without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but (i) upon payment by the relevant holder of any and all tax or other governmental charges or other duty of whatsoever nature which may be levied or imposed in relation to it (or the giving of such indemnity and/or security and/or pre-funding as the Registrar or the relevant Agent may require), and (ii) subject to Conditions 2(e) and 2(f).

(e)	Closed Periods

No holder may require the transfer of a Bond to be registered during the period of (i) seven business days ending on (but excluding) the due date for any payment of principal in respect of that Bond, (ii) during the period of seven business days ending on (and including) any Record Date (as defined in Condition 1(a)), (iii) during the period of seven days prior to (and including) any date on which Bonds may be called for redemption by the Issuer pursuant to Conditions 6(b) or 6(c), or (iv) after any such Bond has been put for repurchase pursuant to Condition Error! Reference source not found. or Condition 6(e).

(f)	Regulations

All transfers of Bonds and entries on the register of holders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar and the Trustee or by the Registrar with the prior written approval of the Trustee. A copy of the current regulations will be made available for inspection by the Registrar to any holder upon reasonable prior written request and satisfactory proof of holding.

3	Status of the Bonds

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 4(a)) unsecured obligations of the Issuer, except for such obligations as may be preferred by applicable provisions of law, and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable law and regulations, at all times rank at least equally with all its other present and future unsecured, unconditional and unsubordinated obligations.

Upon issue, the Bonds will be evidenced by a global certificate (the “Global Certificate”) substantially in the form scheduled to the Trust Deed. The Global Certificate will be registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream and will be exchangeable for individual Bond Certificates only in the circumstances set out therein.

4	Covenants

(a)	Negative Pledge

So long as any Bond remains outstanding, the Issuer will not and will ensure that none of its Principal Controlled Entities will, create, or have outstanding, any Lien upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness either of the Issuer or of any of its Principal Controlled Entities, or to secure any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto (i) according to the Bonds equally and ratably the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (ii) such other security as shall be approved by an Extraordinary Resolution of the Bondholders.

The foregoing restriction will not apply to:

(i) any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii) any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Issuer or a Principal Controlled Entity after the date of the Trust Deed which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Issuer or a Principal Controlled Entity;

(iii) any Lien created or outstanding in favor of the Issuer;

(iv) any Lien in respect of Relevant Indebtedness of the Issuer or any Principal Controlled Entity with respect to which the Issuer or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Issuer or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v) any Lien created in connection with Relevant Indebtedness of the Issuer or any Principal Controlled Entity denominated in RMB and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi) any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii) or clause (vi); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets (other than improvements, additions and appurtenances thereto).

(b)	Financial Statements and Notices of Default

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer shall make available to the Trustee, as soon as they are available but in any event not more than 30 calendar days after any financial or other reports of the Issuer are filed with the New York Stock Exchange, or if the Issuer’s Capital Stock is no longer listed on the New York Stock Exchange, any other recognised exchange on which the Issuer’s Capital Stock is at any time listed for trading, true and correct copies of any financial or other report filed with such exchange; provided that if at any time the Capital Stock of the Issuer ceases to be listed for trading on a recognised stock exchange, the Issuer shall send to the Trustee:

(i)

as soon as practicable after they are available and in any event not more than 120 calendar days after the end of each Relevant Period, two copies of the Issuer Audited Financial Reports (audited by an internationally or nationally recognised firm of independent accountants), and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants, together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate; and

(ii)

as soon as practicable after they are available and in any event not more than 90 calendar days after the end of each Relevant Period, two copies of the Issuer Unaudited Financial Reports (reviewed by an internationally or nationally recognised firm of independent accountants) prepared on a basis consistent with Issuer Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate; and

(iii)

as soon as practicable after they are available and in any event not more than 60 calendar days after the end of each Relevant Period, two copies of the Issuer Quarterly Financial Statements prepared on a basis consistent with Issuer Audited Financial Reports, and if such statements shall be in the Chinese language, together with an English translation of the same translated by (A) an internationally or nationally recognised firm of independent accountants or (B) a professional translation service provider and checked by an internationally or nationally recognised firm of independent accountants together with a certificate signed by a director or duly authorised officer of the Issuer certifying that such translation is complete and accurate.

In addition, so long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will provide to the Trustee within 120 calendar days after the close of each fiscal year ending after the Issue Date and within 14 days of any request therefor from the Trustee, a Compliance Certificate of the Issuer (on which the Trustee may rely conclusively as to such compliance and shall not be liable to any Bondholder or any other person for such reliance).

So long as any of the Bonds remain outstanding (as defined in the Trust Deed), the Issuer will file with the Trustee, as soon as possible and in any event within 10 calendar days after the Issuer becomes aware of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes, or which, after notice or lapse of time or both, would become, an Event of Default and a director’s certificate of the Issuer setting forth the details thereof and the action the Issuer is taking or proposes to take with respect thereto.

(c)	NDRC Registration

The Issuer undertakes to file or cause to be filed with the NDRC the requisite information and documents within the timeframe prescribed by the NDRC after the Issue Date (as defined under Condition 5) in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (國家發展改革委關於推進企業發行外債備案登記制管理改革的通知( 發改外資[2015]2044 號)) issued by the NDRC and which came into effect on 14 September 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC from time to time (the “NDRC Post-issue Filing”). The Issuer will notify the Trustee if it does not file or cause to be filed such documents within this timeframe and such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete the NDRC Post-issue Filing.

The Issuer shall within 10 PRC Business Days after submission of such NDRC Post-issue Filing provide the Trustee with a copy of the document(s) evidencing due filing with the NDRC. The Trustee shall have no obligation or duty to monitor and ensure the completion of the NDRC Post-issue Filing on or before the deadline referred to above or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the NDRC Post-issue Filing, and shall not be liable to the Bondholders or any other person for not doing so.

(d)	Consolidation, Merger and Sale of Assets

The Issuer shall not consolidate with or merge into any other Person in a transaction in which the Issuer is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless:

(i)

any Person formed by such consolidation or into which the Issuer is merged or to whom the Issuer has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the Cayman Islands, British Virgin Islands or Hong Kong and such Person expressly assumes by supplemental trust deeds all of the Issuer’s obligations under the Trust Deed, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

the Issuer has delivered to the Trustee an officers’ certificate and an opinion of external legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental trust deeds comply with the Trust Deed and that all conditions precedent therein provided for relating to such transaction have been complied with.

In these Conditions:

“Capital Stock” means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Compliance Certificate” means a certificate in English of the Guarantor signed by an authorised signatory, in the form as set out in the Trust Deed, that as at a date (the “Certification Date”) not more than five days before the date of the certificate:

(i)

no Event of Default, or no event which, after notice or lapse of time or both, would become an Event of Default, had occurred since the Certification Date of the last such certificate or (if none) the date of the Trust Deed or, if such an event had occurred, giving details of it; and

(ii)	the Issuer has complied with all its obligations under the Trust Deed and the Bonds or, if any noncompliance had occurred, giving details of it;

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of the Issuer.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Event of Default” has the meaning ascribed to it in Condition 9.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) any of the foregoing items under (i) or (ii) of others guaranteed by such Person.

“Issuer Audited Financial Reports” means the annual audited consolidated statement of profit or loss and other comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows of the Issuer and its Controlled Entities together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them.

“Issuer Quarterly Financial Statements” means the quarterly unaudited consolidated balance sheet, income statement, statement of cash flows and statements of changes in owners’ equity of the Issuer and its Controlled Entities together with any statements, reports and the notes attached to or intended to be read with any of them, if any.

“Issuer Semi-annual Financial Reports” means the semi-annual unaudited but reviewed consolidated balance sheet, income statement, statement of cash flows and statements of changes in owners’ equity of the Issuer and its Controlled Entities together with any statements, reports (including any auditors’ review reports) and the notes attached to or intended to be read with any of them, if any.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“NDRC” means the National Development and Reform Commission of the PRC or its local counterparts.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets (including any person that becomes a Controlled Entity) not previously owned by the Issuer or any of its Controlled Entities or (ii) the financing of a project involving the purchase, development, improvement or expansion of properties of the Issuer or any of its Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Issuer or any of its Principal Controlled Entities or to the Issuer or any such Principal Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, which shall for the purposes of these Conditions, exclude Hong Kong, Macau and Taiwan.

“Principal Controlled Entities” at any time shall mean one of the Issuer’s Controlled Entities (i) as to which one or more of the following conditions is/are satisfied:

(a) its total revenue or (in the case of one of the Issuer’s Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Issuer is at least 10% of the Issuer’s consolidated total revenue;

(b) its net profit or (in the case of one of the Issuer’s Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Issuer (in each case before taxation and exceptional items) is at least 10% of the Issuer’s consolidated net profit (before taxation and exceptional items); or

(c) its net assets or (in the case of one of the Issuer’s Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Issuer (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Issuer’s consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Issuer’s Controlled Entity and the Issuer’s then latest audited consolidated financial statements; provided that, in relation to paragraphs (a), (b) and (c) above:

(1) in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which the Issuer’s latest consolidated audited accounts relate, the reference to the Issuer’s then latest consolidated audited accounts and the Issuer’s Controlled Entities for the purposes of the calculation above shall, until the Issuer’s consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Issuer and its Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2) if at any relevant time in relation to the Issuer or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Issuer and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Issuer;

(3) if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of the Issuer; and

(4) if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with the Issuer’s accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the Issuer’s consolidated accounts (determined on the basis of the foregoing); or

(ii) to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officers’ certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error and the trustee shall be entitled to rely conclusively upon such officers’ certificate (without further investigation or enquiry) and shall not be liable to any person for so accepting and relying on such officers’ certificate.

“Relevant Indebtedness” of any Person means, at any date, Indebtedness incurred or issued outside the PRC which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market without regard, however, to whether such securities are sold through public offering or private placements, provided, however, that Relevant Indebtedness, for the avoidance of doubt, shall not include any indebtedness under any loan facilities or agreements (including any drawing down of any existing credit line or facility of the Issuer, or any of the Issuer’s Controlled Entities)).

“Relevant Period” means (a) in relation to the Issuer Audited Financial Reports, each period of twelve months ending on the last day of the Issuer’s financial year (being 31 May of that financial year), (b) in relation to the Issuer Semi-annual Financial Reports, each period of six months ending on the last day of the Issuer’s respective first half financial year (being 30 November of that financial year) and (c) in relation to the Issuer Quarterly Financial Statements, the first and third quarter of the Issuer’s respective financial year (being 1 June to 31 August and 1 December to end of February of that financial year).

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.

5	Interest

The Bonds bear interest on their outstanding principal amount from and including July 2, 2020 at the rate of 2.125 per cent. per annum, payable semi-annually in arrear in equal instalments on January 2 and July 2 in each year (each an “Interest Payment Date”) commencing on January 2, 2021. The amount of interest payable on each Interest Payment Date shall be US$10.625 per Calculation Amount (as defined below). Each Bond will cease to bear interest from (and including) the due date for redemption or repurchase unless, upon surrender of the Certificate representing such Bond, payment of principal is improperly withheld or refused. In such event it shall continue to bear interest at such rate (both before and after judgement) until (but excluding) whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (b) the day falling seven days after the Trustee or the Principal Paying Agent has notified Bondholders of receipt of all sums due in respect of all such Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

If interest is required to be calculated for a period of less than a complete Interest Period, it will be determined on the basis of a 360-day year consisting of 12 months of 30 days each and in the case of an incomplete month, the number of days elapsed.

Interest in respect of any Bond shall be calculated per US$1,000 in principal amount of the Bonds (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall (save as provided above in relation to equal instalments) be equal to the product of the rate of interest specified above, the Calculation Amount and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

In this Condition 5:

“Interest Period” means each period beginning on (and including) the Issue Date or any Interest Payment Date and ending on (and excluding) the next Interest Payment Date.

“Issue Date” means the initial issuance date of the Bonds.

6	Redemption and Purchase

(a)	Final Redemption

Unless previously redeemed, or purchased and cancelled, the Bonds will be redeemed at their principal amount on July 2, 2025 (the “Maturity Date”). The Bonds may not be redeemed at the option of the Issuer other than in accordance with this Condition.

(b)	Redemption for Taxation Reasons

The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice in writing to the Bondholders, the Trustee and the Agents (which notice shall be irrevocable), at their principal amount, (together with interest accrued to the date fixed for redemption), if

(i)

the Issuer informs the Trustee in writing immediately prior to the giving of such notice that it has or will on the next Interest Payment Date become obliged to pay Additional Amounts as provided in Condition 8 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8), or any change in an existing official position regarding the application or interpretation of such laws or regulations (including but not limited to any decision by a court of competent jurisdiction) or the statement of a new official position with respect to such laws or regulations by a competent taxing authority, which change or amendment becomes effective, or in the case of a statement of an official position, is announced, on or after Issue Date, and

(ii)

such obligation cannot be avoided by the Issuer taking reasonable measures available to it (provided that changing the jurisdiction of incorporation of the Issuer shall be deemed not to be a reasonable measure), provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due.

Prior to the giving of any notice of redemption pursuant to this Condition 6(b), the Issuer shall deliver to the Trustee:

(i)

a certificate signed by any one Director of the Issuer stating that the obligation referred to in Condition 6(b)(i) above cannot be avoided by the Issuer taking reasonable measures available to it, and

(ii)

an opinion of counsel of recognised standing with respect to tax matters of the Relevant Jurisdiction, stating that the requirement to pay such Additional Amounts results from a change, amendment or the stating of a new official position referred to in Condition 6(b)(i) above.

The Trustee shall be entitled (but shall not be obliged) to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in Condition 6(b)(ii) above, in which event it shall be conclusive and binding on the Bondholders.

(c)	Redemption at the Option of the Issuer

At any time prior to June 2, 2025, on giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Agents and to the Bondholders in accordance with Condition 17, the Issuer may at any time redeem the Bonds, in whole or in part, at the Make Whole Price as of, and accrued and unpaid interest, if any, to (but excluding), the redemption date (the “Optional Redemption Date”) specified in the Optional Redemption Notice.

At any time on or after June 2, 2025, on giving not less than 30 nor more than 60 days’ Optional Redemption Notice to the Trustee and to the Agents and to the Bondholders in accordance with Condition 17, the Issuer may at any time redeem the Bonds, in whole or in part, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest, if any, to (but excluding), the Optional Redemption Date specified in the Optional Redemption Notice.

In this Condition 6(c):

“Comparable Treasury Issue” means the U.S. Treasury security having a maturity comparable to the Maturity Date, that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Maturity Date.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date:

(i)	the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

(ii)	if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations.

“Make Whole Price” means, with respect to a Bond at the Optional Redemption Date, the amount calculated by the Quotation Agent to be the greater of (1) the present value of the principal amount of the Bonds to be redeemed, assuming a scheduled repayment thereof on the Maturity Date plus all required remaining scheduled interest payments due on such Bond through the Maturity Date (but excluding accrued and unpaid interest to the Optional Redemption Date), computed using a discount rate equals to the Treasury Rate plus 30 basis points, and (2) the principal amount of such Bonds.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer and notified in writing to the Trustee.

“Reference Treasury Dealer” means each of any three investment banks of recognised standing that is a primary U.S. Government securities dealer in New York City, selected and appointed by the Issuer in good faith and notified in writing to the Trustee and the Quotation Agent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such Quotation

Agent by such Reference Treasury Dealer at 5:00 p.m. (New York time) on the third business day preceding such Optional Redemption Date.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining life of the Bonds to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

(d)	Repurchase Upon a Triggering Event

Upon a Triggering Event, the Issuer will be required to make an offer to repurchase (a “Triggering Event Offer”) all or, at the holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder’s Bonds at a price in cash equal to 101 per cent. of the principal amount of the Bonds to be repurchased, plus accrued and unpaid interest on the principal amount of Bonds being repurchased to (but excluding) the date of repurchase (the “Triggering Event Payment”).

Within 30 calendar days following a Triggering Event, the Issuer will be required to give written notice to holders and to the Trustee and to the Agents describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Bonds on the date specified in the notice, which date will be no earlier than 30 calendar days and no later than 60 calendar days from the date such notice is given (the “Triggering Event Payment Date”).

On the Triggering Event Payment Date, the Issuer will be required, to the extent lawful, to:

(i)	accept for payment all Bonds or portions of the Bonds properly tendered pursuant to the Triggering Event Offer;

(ii)

deposit with the relevant paying agent one Business Day prior to the Triggering Event Payment Date an amount equal to the Triggering Event Payment in respect of all Bonds or portions of the Bonds properly tendered; and

(iii)	deliver or cause to be delivered to the trustee the Bonds properly accepted together with an officers’ certificate stating the aggregate principal amount of the Bonds being purchased by the Issuer.

The Issuer will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer substantially in the manner, at the times and in compliance with the requirements for a Triggering Event Offer (and for at least the same purchase price payable in cash) and such third party purchases all Bonds properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

A holder of Bonds will have no right to require the Issuer to repurchase portions of Bonds if it would result in the issuance of new Bonds, representing the portion not repurchased, in an amount of less than US$200,000.

The Issuer will comply, to the extent applicable, with the requirements of applicable securities laws or regulations in connection with the repurchase of Bonds pursuant to this covenant.

In this Condition 6(e):

“Group” means the Issuer and its Controlled Entities.

“Triggering Event” means:

(i)

any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Issuer’s consolidated financial statements for the most recent fiscal quarter and (y) the Issuer being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Issuer’s consolidated financial statements for the most recent fiscal quarter; and

(ii)

the Issuer has not furnished to the trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an external legal counsel stating either (1) the Issuer is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Issuer’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Issuer) or (2) such Change in Law would not materially adversely affect the Issuer’s ability to make principal, premium (if any) and interest payments on the Bonds when due.

(e)	Purchase

The Issuer and the Issuer’s Controlled Entities may at any time purchase Bonds in the open market or otherwise at any price. The Bonds so purchased, while held by or on behalf of the Issuer or any such Controlled Entity, shall not entitle the holder to vote at any meetings of the Bondholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Bondholders or for the purposes of Conditions 9, (a) and 14.

(f)	Cancellation

All Certificates representing Bonds purchased by or on behalf of the Issuer shall be surrendered for cancellation to the Registrar and, upon surrender thereof, all such Bonds shall be cancelled forthwith. Any Certificates so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Bonds shall be discharged.

(g)	No duty to monitor

Neither the Trustee nor any of the Agents shall be obliged to take any steps to ascertain whether a Triggering Event or Event of Default has occurred or to monitor the occurrence of any Triggering Event or Event of Default, and shall not be liable to the Bondholders or any other person for not doing so.

(h)	Calculations

Neither the Trustee nor any of the Agents shall be responsible for calculating or verifying the calculations of any amount payable under any notice of redemption, including without limitation the Make Whole Price, and shall not be liable to the Bondholders or any other person for not doing so.

7	Payments

(a)	Method of Payment

(i)

Payments of principal and premium (if any) shall be made (subject to surrender of the relevant Certificates at the specified office of any Paying Agent or of the Registrar if no further payment falls to be made in respect of the Bonds represented by such Certificates) in the manner provided in Condition 1(a)(ii).

(ii)

Interest on each Bond shall be paid to the person shown on the Register at the close of business on the fifteenth business day before the due date for payment thereof (the “Record Date”). Payments of interest on each Bond shall be made in U.S. dollars by cheque drawn on a bank and mailed (at the expense of the Issuer) to the holder (or to the first named of joint holders) of such Bond at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in U.S. dollars maintained by the payee with a bank. In this Condition 1(a)(ii), “business day” means a day, other than a Saturday, a Sunday or a public holiday, on which the Registrar is open for business in the place of its specified office.

Notwithstanding the foregoing, so long as the Global Certificate is held on behalf of Euroclear, Clearstream or any other clearing system, each payment in respect of the Global Certificate will be made to the person shown as the Holder in the Register at the close of business of the relevant clearing system on the Clearing System Business Day before the due date for such payments, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except 25 December and 1 January.

(iii)

If the amount of principal being paid upon surrender of the relevant Certificate is less than the outstanding principal amount of such Certificate, the Registrar will annotate the Register with the amount of principal so paid and will (if so requested in writing by the Issuer or a Bondholder) issue a new Certificate with a principal amount equal to the remaining unpaid outstanding principal amount. If the amount of interest being paid is less than the amount then due, the Registrar will annotate the Register with the amount of interest so paid.

(b)	Payments subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8. No commission or expenses shall be charged to the Bondholders in respect of such payments.

Notwithstanding any other provision of these Conditions, any amounts to be paid by or on behalf of the Issuer in respect of the Bonds will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any Treasury regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any legislation, regulations or official guidance implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer, the Trustee, the Principal Paying Agent nor any other person will be required to pay any Additional Amounts in respect of FATCA Withholding.

(c)	Payment Initiation

Where payment is to be made by transfer to an account in U.S. dollars, payment instructions (for value the due date or, if that is not a Payment Business Day, for value the first following day which is a Payment Business Day) will be initiated, and, where payment is to be made by cheque, the cheque will be mailed (at the expense of the Issuer), on the due date or, if that is not a Payment Business Day, on the first following day which is a Payment Business Day or, in the case of payments of principal where the relevant Certificate has not been surrendered at the specified office of any Paying Agent or of the Registrar, on a day on which the Principal Paying Agent is open for business and on which the relevant Certificate is surrendered.

(d)	Agents

The Principal Paying Agent, the Registrar and the Transfer Agent initially appointed by the Issuer and their respective specified offices are listed below. The Principal Paying Agent, the Registrar and the Transfer Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Bondholder. The Issuer reserves the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of the Principal Paying Agent, the Registrar, any Transfer Agent or any of the other Agents and to appoint additional or other Agents, provided that the Issuer shall at all times maintain (i) a Principal Paying Agent, (ii) a Registrar and (iii) a Transfer Agent.

Notice of any such termination or appointment or any change of any specified office shall promptly be given by the Issuer to the Bondholders.

(e)	Delay in Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due on a Bond if the due date is not a Payment Business Day, if the Bondholder is late in surrendering or cannot surrender its Certificate (if required to do so) or if a cheque mailed in accordance with Condition 1(a)(ii) arrives after the due date for payment.

(f)	Non-Payment Business Days

If any date for payment in respect of any Bond is not a Payment Business Day, the holder shall not be entitled to payment until the next following Payment Business Day nor to any interest or other sum in respect of such postponed payment..

In this Condition 0, (i) “Payment Business Day” means a day (other than a Saturday, a Sunday or a public holiday) on which banks and foreign exchange markets are open for business in Hong Kong, London, New York City and the place in which the specified office of the Principal Paying Agent is located and where payment is to be made by transfer to an account maintained with a bank in U.S. dollars, the place on which foreign exchange transactions may be carried on in U.S. dollars in the principal financial centre of the country of such currency.

8	Taxation

All payments of principal, premium (if any) and interest by or on behalf of the Issuer in respect of the Bonds shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges (collectively, “Taxes”) of whatever nature imposed, levied, collected, withheld or assessed by or within Cayman Islands, PRC, Hong Kong or any other jurisdiction in which the Issuer is incorporated or resident for tax purposes or any political subdivision or authority therein or thereof having power to tax (each, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law.

In the event that any deduction or withholding is required, the Issuer shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Bondholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable in respect of any Bond:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Bond and the Relevant Jurisdiction other than merely holding such Bond or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any Bond presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Bond to comply with a timely request by the Issuer addressed to the holder to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a Bond being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Bond could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(vi)

to any holder of a Bond that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto; and

(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Bonds;

References in these Conditions to principal, premium and interest shall be deemed also to refer to any Additional Amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

Neither the Trustee nor any Agent shall be responsible for paying any tax, duty, charges, withholding or other payment referred to in this Condition 8 or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, any Bondholder or any third party to pay such tax, duty, charges, withholding or other payment in any jurisdiction.

“Relevant Date” in respect of any Bond means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Bondholders that, upon further surrender of the Certificate representing such Bond being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such surrender.

At least 30 days prior to each date on which any payment under or with respect to the Bonds is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee and the Principal Paying Agent a certificate signed by a director or authorised signatory of the Issuer stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the holders on such payment date.

In addition, the Issuer will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in any Relevant Jurisdiction in respect of the creation, issue, offering, execution or enforcement of the Bonds, or any documentation with respect thereto.

9	Events of Default

If an Event of Default (as defined below) occurs, the Trustee at its sole and absolute discretion may, and if so requested in writing by holders of at least 25 per cent. of the aggregate principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution, shall (provided that the Trustee shall have been indemnified and/or secured and/or pre-funded to its satisfaction), give notice to the Issuer that the Bonds are, and they shall immediately become, due and payable. Upon any such notice being given to the Issuer, the Bonds shall immediately become due and payable at their principal amount together (if applicable) with accrued interest. An “Event of Default” occurs if:

(a)	Non-Payment of Principal: the Issuer fails to pay principal or premium (if any) of the Bonds when due (whether at stated maturity or upon acceleration, repurchase, redemption or otherwise); or

(b)	Non-Payment of Interest: the Issuer fails to pay interest on the Bonds within 30 days after the due date for such payment; or

(c)

Breach of Other Obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Bonds or the Trust Deed or the Agency Agreement and such default remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer; or

(d)

Cross-Default: the Issuer or any Principal Controlled Entity defaults in the payment of principal, interest or premium when due under any other instruments of Indebtedness of the Company or any Principal Controlled Entity having an aggregate outstanding principal amount exceeding the greater of (x) US$100 million (or the dollar equivalent thereof) and (y) 2.5% of the Issuer’s Total Equity, whether such Indebtedness now exists or shall hereafter be created, which default results (A) in such Indebtedness becoming or being declared due and payable or (B) from a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such Indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender; or

(e)

Unsatisfied Judgement: one or more final judgments or orders for the payment of money are rendered against the Issuer or any of the Issuer’s Principal Controlled Entities and are not paid or discharged, and there is a period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons (net of any amounts that the Issuer’s insurance carriers have paid or agreed to pay with respect thereto under applicable policies) to exceed the greater of (x) US$100 million (or the dollar equivalent thereof) and (y) 2.5% of the Issuer’s Total Equity, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; or

(f)

Insolvency: the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or any of the Issuer’s Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Issuer or any of the Issuer’s Principal Controlled Entities bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or any of the Issuer’s Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or any of the Issuer’s Principal Controlled Entities or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days; or

(g)

Winding-up: the commencement by the Issuer or any of the Issuer’s Principal Controlled Entities of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Issuer or any Principal Controlled Entity to the entry of a decree or order for relief in respect of the Issuer or any of the Issuer’s Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Principal Controlled Entity, or the filing by the Issuer or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to the Issuer or any of the Issuer’s Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or the consent by the Issuer or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or any of the Issuer’s Principal Controlled Entities or of any substantial part of their respective property pursuant to any such law, or the making by the Issuer or any of the Issuer’s Principal Controlled Entities of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or any of the Issuer’s Principal Controlled Entities in writing of the Issuer’s inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any of the Issuer’s Principal Controlled Entities that resolves to commence any such action; or

(h)

Illegality: the Bonds, the Trust Deed or the Agency Agreement is or becomes or is claimed by the Issuer to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the Trust Deed or the Agency Agreement; or

(i)	Analogous Events: any event occurs which under the laws of England or the PRC has an analogous effect to any of the events referred to in any of Conditions 9(e) to 9(h) (both inclusive).

In this Condition 9, “Total Equity” as of any date, means the total equity attributable to the Issuer’s shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on the Issuer’s consolidated balance sheet for the most recent fiscal quarter.

10	Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal or premium) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

11	Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations or other relevant regulatory authority regulations, at the specified office of the Registrar or any Transfer Agent, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the Issuer, the Registrar or the relevant Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12	Meetings of Bondholders, Modification and Waiver

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed or the Agency Agreement. Such a meeting may be convened by the Issuer or by the Trustee and shall be convened by the Trustee (subject to it first being indemnified, pre-funded and/or provided with security to its satisfaction) upon the request in writing of Bondholders holding not less than 10 per cent. of the aggregate principal amount of the outstanding Bonds. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing more than 50 per cent. in aggregate principal amount of the Bonds for the time being outstanding, or at any adjourned meeting two or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount of, or interest on, the Bonds, (iii) to change the currency of payment of the Bonds, or (iv) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than 66 per cent., or at any adjourned meeting not less than 25 per cent., in aggregate principal amount of the Bonds for the time being outstanding.

The Trust Deed provides that (i) a resolution in writing signed by the holders of not less than 90 per cent. in aggregate principal amount of the Bonds outstanding (a Written Resolution); and (ii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the Bondholders of not less than 66 per cent. in aggregate principal amount of the Bonds outstanding (an Electronic Consent) shall in each case for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held. A Written Resolution may be contained in one document or several documents in the same form, each signed by one or more Bondholders. An Extraordinary Resolution passed at any meeting of the Bondholders shall be binding on all the Bondholders, whether or not they are present at the meeting. A Written Resolution and/or Electronic Consent will be binding on all Bondholders whether or not they participated in such Written Resolution and/or Electronic Consent, as the case may be.

(b)	Modification of the Conditions, the Trust Deed, the Agency Agreement

The Trustee may (but shall not be obliged to) agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed or the Agency Agreement that is, in its opinion, of a formal, minor or technical nature or to correct a manifest error or to comply with any mandatory provision of law, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach or any of the provisions of the Trust Deed or the Agency Agreement that is in the opinion of the Trustee not materially prejudicial to the interests of the Bondholders. Any such modification, authorisation or waiver shall be binding on the Bondholders and, unless the Trustee otherwise agrees, such modification, authorisation or waiver shall be notified by the Issuer, failing whom, the Issuer, to the Bondholders as soon as practicable. The Issuer shall notify as soon as possible the Rating Agencies of any modification of any of these Conditions or any of the provisions of the Trust Deed or the Agency Agreement.

(c)	Entitlement of the Trustee

In connection with the exercise of its functions, rights, powers and/or discretions (including but not limited to those referred to in this Condition 12) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders, and the Trustee shall not be entitled to require on behalf of any Bondholder, nor shall any Bondholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

(d)	Directions from Bondholders

Notwithstanding anything to the contrary in the Bonds, the Trust Deed and/or the Agency Agreement, whenever the Trustee is required or entitled by the terms of these Conditions or the Trust Deed and/or the Agency Agreement to exercise any discretion or power, take any action, make any decision or give any direction or certification, the Trustee is entitled, prior to exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction or certification, to seek directions from the Bondholders by way of an Extraordinary Resolution and shall have been indemnified and/or provided with security and/or pre-funded to its satisfaction against all action, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages, expenses (including legal expenses) and liabilities which may be incurred by it in connection therewith, and the Trustee is not responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction or certification where the Trustee is seeking such directions.

13	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further securities having the same terms and conditions as the existing Bonds in all respects (or in all respects except for the first payment of interest on them and the timing for complying with the requirements set out in these Conditions in relation to the NDRC Post-issue Filings) and so that such further issue shall be consolidated and form a single series with the existing Bonds; provided that the Issuer shall undertake to comply with Condition 4 with respect to such new bonds and “Issue Date” as used therein and in Condition 6(e) shall be deemed to mean the initial issue date of such new bonds.

References in these Conditions to the existing Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition 13. However, such further securities may only be issued if (i) the Rating Agencies have been informed of such issue; (ii) such issue will not result in any adverse change in the then credit rating of the Bonds; and (iii) such supplemental documents are executed and further opinions are obtained as the Trustee may require, as further set out in the Trust Deed.

14	Enforcement

At any time after the Bonds become due and payable, the Trustee may, at its sole and absolute discretion and without further notice, institute such actions, steps or proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed, the Agency Agreement and the Bonds, but it need not take any such actions, steps or proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least 25 per cent. in principal amount of the Bonds outstanding, and (b) it shall have been indemnified and/or secured and/or pre- funded to its satisfaction. No Bondholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15	Indemnification of the Trustee

Under the Trust Deed, the Trustee is entitled to be indemnified and/or provided with security and/or pre-funded to its satisfaction and relieved from responsibility in certain circumstances and to be paid its fees, costs and expenses in priority to the claims of the Bondholders. In addition, the Trustee and the Agents and their respective directors and officers are entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

The Trustee may rely without liability to Bondholders or to any other person on a report, advice, opinion, confirmation or certificate or any advice from any lawyers, valuers, accountants (including auditors and surveyors), financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely (without further investigation or enquiry) on any such report, confirmation, opinion or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee, the Agents and the Bondholders.

16	Currency Indemnity

US dollar is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Bonds, including damages. Any amount received or recovered in a currency other than US dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by any Bondholder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer, as applicable, to the extent of the US dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that US dollar amount is less than the US dollar amount expressed to be due to the recipient under any Bond, the Issuer shall indemnify it against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it will be sufficient for the Bondholder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Bondholder and shall continue in full force and effect despite any other judgement, order, claim or proof for a liquidated amount in respect of any sum due under any Bond or any other judgement or order.

17	Notices

Notices to the holders of Bonds shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Any such notice shall be deemed to have been given on the date of such publication (being a day other than a Saturday, a Sunday or a public holiday) or, if published more than once or on different dates, on the first date on which such publication is made.

Until such time as any definitive certificates are issued and so long as the Global Certificate is held in its entirely on behalf of Euroclear and Clearstream, any notice to the Bondholders shall be validly given by the delivery of the relevant notice to Euroclear and Clearstream, for communication by the relevant clearing system to entitled accountholders in substitution for notification as required by the Conditions and shall be deemed to have been given on the date of delivery to such clearing system.

18	Contracts (Rights of Third Parties) Act 1999

Except as otherwise provided for in the Trust Deed, no person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy which exists or is available apart from such Act and is without prejudice to the rights of the Bondholders as contemplated in these Conditions.

19	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed, the Bonds and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction

The courts of Hong Kong are to have jurisdiction to settle any disputes that may arise out of or in connection with the Bonds and accordingly any legal action or proceedings arising out of or in connection with any Bonds (“Proceedings”) may be brought in such courts. Pursuant to the Trust Deed and the Agency Agreement, the Issuer has irrevocably submitted to the exclusive jurisdiction of the courts of Hong Kong.

(c)	Waiver of Immunity

To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Issuer agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

(d)	Agent for Service of Process

The Issuer has irrevocably appointed Law Debenture Corporate Services Inc. as its authorised agent at Suite 1301, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong to receive service of process in any proceedings in Hong Kong based on the Trust Deed, the Agency Agreement and/or any of the Bonds.

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[•] principal amount of the Bonds represented by this Certificate, and all rights under them.

Dated

Signed	Certifying Signature

Notes:

1

The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Bonds represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may require.

2	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

PRINCIPAL PAYING AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

Level 52 International Commerce Centre,

1 Austin Road West

Kowloon

Hong Kong

REGISTRAR AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

Level 52 International Commerce Centre,

1 Austin Road West

Kowloon

Hong Kong

Schedule 2

Terms and Conditions of the Bonds

[Please see the back of Schedule 1 – Part B – Form of Certificate]

Schedule 3

Provisions for Meetings of Bondholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Bondholders and include, unless the context otherwise requires, any adjournment;

1.2	“agent” means a proxy or a representative;

1.3	“Electronic Consent” has the meaning set out in paragraph 21;

1.4

“Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 66 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent;

1.5	“Written Resolution” means a resolution in writing signed by the holders of not less than 90 per cent. in nominal amount of the Bonds outstanding; and

1.6

references to persons representing a proportion of the Bonds are to Bondholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Bonds for the time being outstanding.

Appointment of Proxy or Representative

2	A proxy or representative may be appointed in the following circumstances:

2.1

A holder of Bonds may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Bondholders and any adjourned such meeting.

2.2

Any holder of Bonds which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Bondholders and any adjourned such meeting.

2.3

If the holder of a Bond is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Bondholders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours before the time fixed for any meeting, appoint the Principal Paying Agent or any employee of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. All references to “proxy” or “proxies” in this Schedule other than in this sub-paragraph 2.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”.

2.4

For so long as the Bonds are eligible for settlement through an Alternative Clearing System’s book-entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

2.5

Any proxy appointed pursuant to sub-paragraph 2.1 or sub-paragraph 2.3 above or representative appointed pursuant to sub-paragraph 2.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Bondholders, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder or owner, respectively.

Powers of Meetings

3	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

3.1

to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer, whether or not those rights arise under this Trust Deed;

3.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer or any other entity;

3.3	to assent to any modification of this Trust Deed, the Agency Agreement or the Bonds proposed by the Issuer or the Trustee;

3.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

3.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

3.6

to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

3.7	to approve a proposed new Trustee and to remove a Trustee; and

3.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions in paragraph 10 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 3.2 or for the purpose of making a modification to this Trust Deed or the Bonds which would have the effect of:

(i)	modifying the maturity date of the Bonds or the dates on which interest is payable on them; or

(ii)	reducing or cancelling the principal amount of, or interest on, the Bonds; or

(iii)	changing the currency of payment of the Bonds; or

(iv)	modifying the provisions in this Schedule concerning the quorum required at any meeting or the majority required to pass an Extraordinary Resolution; or

(v)	amending this proviso.

Convening a Meeting

4

The Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Bondholders holding at least 10 per cent. in aggregate principal amount of the Bonds for the time being outstanding, the Trustee shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

5

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Bondholders may appoint proxies or representatives and the details of the time limits applicable.

Chairman

6

The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes from the time fixed for the meeting, the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

7	The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

8	The following may attend and speak at a meeting:

8.1	Bondholders and agents;

8.2	the chairman; and

8.3	the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak.

Quorum and Adjournment

9

No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

10	Two or more Bondholders or agents present in person shall be a quorum:

10.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent; and

10.2	in any other case, only if they represent the proportion of the Bonds shown by the table below.

Column 1	Column 2	Column 3

Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion

To pass a special quorum resolution	Not less than 66 per cent.	Not less than 25 per cent.

To pass any other Extraordinary Resolution	More than 50 per cent.	No minimum proportion

Any other purpose	Not less than 10 per cent.	No minimum proportion

11

The chairman may, with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 9.

12

At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

13

Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2 per cent. of the Bonds.

14

Unless a poll is demanded, a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

15

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

16	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

17

On a show of hands, every person who is present in person and who produces a Bond or is a proxy has one vote. On a poll, every such person has one vote for €1,000 in principal amount of Bonds so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

18	In case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

19

An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

20

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolution and Electronic Consent

21	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Certificate registered in the name of any nominee for one or more of Euroclear, Clearstream or another clearing system, then, in respect of any resolution proposed by the Issuer or the Trustee:

(i)

where the terms of the proposed resolution have been notified to the Bondholders through the relevant clearing system(s), each of the Issuer and the Trustee shall be entitled (but not obliged) to rely upon approval of such resolution proposed by the Issuer or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 66 per cent. in aggregate principal amount of the Bonds outstanding (“Electronic Consent”). None of the Issuer or the Trustee shall be liable or responsible to anyone for such reliance; and

(ii)

where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, by (a) accountholders in the clearing systems with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, or written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear and Clearstream or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. None of the Issuer, the Trustee or the Agents shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

Trustee’s Power to Prescribe Regulations

22

Subject to all other provisions in this Trust Deed, the Trustee may, without the consent of the Bondholders, prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks necessary to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

Schedule 4

Form of Compliance Certificate

Directors’ Certificate (Clause 6.7)

To:    [•]

[DATE]

Dear Sirs

U.S.$300,000,000 2.125 per cent. Bonds due 2025

This certificate is delivered to you in accordance with Clause 6.7 of the Trust Deed dated July 2, 2020 (the “Trust Deed”) and made between New Oriental Education & Technology Group Inc. (the “Issuer”) and DB Trustees (Hong Kong) Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

I, on behalf of the Issuer, hereby certify that, to the best of my knowledge, information and belief (having made all reasonable enquiries):

(a)

no Event of Default under Condition 9 had occurred or is continuing in respect of the Issuer and its Controlled Entities or (as the case may be) its Principal Controlled Entities during the year ended [•]; and

(b)	the Issuer has complied in all respects with its obligations under the Trust Deed and the Bonds on or before the date hereof.

This certificate is given without personal responsibility.

For and on behalf of

New Oriental Education & Technology Group Inc.

Director

This Deed is delivered on the date stated at the beginning.

Executed as a deed for and on behalf of	)

New Oriental Education & Technology Group Inc.	)

By:		)

)

)

Title:		)

This Deed is delivered on the date stated at the beginning.

Executed as a deed for and on behalf of		)

New Oriental Education & Technology Group Inc.		)

By:	/s/ Zhihui Yang		)

	Zhihui Yang		)

Title:	CFO		)

)

Witness:	/s/ Huang Sha

Witness:	Huang Sha

Title: Business Analyst

Address: 9F, New Oriental North Building, Haidian District, Beijing China.

[Signature Page to Trust Deed]

EXECUTED as a deed by

DB TRUSTEES (HONG KONG) LIMITED

[Company seal is affixed]

Authorised Signatory:

/s/ WANG Yaohui
WANG Yaohui
Authorised Signatory

Authorised Signatory:

/s/ Christina Nip
Christina Nip
Authorised Signatory

[Signature Page to Trust Deed]